Exhibit 10.1

SECOND AMENDMENT TO THE

UNRESTRICTED AND OPEN LINE OF CREDIT

This Second Amendment to the Unrestricted and Open Line of Credit (the “Amendment”) is made and effective as of December 29, 2015 (“Amendment Effective Date”) by and between Flux Power, Inc., a California corporation (the “Borrower”), and Esenjay Investments, LLC ( the “Lender”).

Pursuant to the terms and conditions hereof, the Amendment is hereby incorporated into the 2012 Loan (as defined below) as if fully set forth therein. Capitalized terms used herein and not otherwise defined shall have the meaning assigned in the 2012 Loan and the First Amendment (as defined below).

RECITALS

WHEREAS, Borrower and Lender have entered into that certain Unrestricted and Open Line of Credit dated September 24, 2012 (the “2012 Loan”), and whereby Lender has made available to the Borrower a line of credit with a maximum principal amount at any time outstanding of up to $2,000,000 on terms and conditions set forth in the 2012 Loan and as amended by the First Amendment to the Unrestricted and Open Line of Credit dated October 16, 2013 (“First Amendment”);

WHEREAS, as of the Amendment Effective Date, Lender has advanced to the Borrower an aggregate of $1,575,000 under the 2012 Loan;

WHEREAS, the parties desires to amend the 2012 Loan pursuant to the terms and conditions of this Amendment to (i) extend the maturity date from December 31, 2015 to July 30, 2016 (“Extension”), (ii) increase the line of credit from $2,000,000 to $2,500,000, and (iii) to reduce the Conversion Price under the First Amendment from $0.30 to $0.06.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Maturity Date. The Maturity Date referenced in the 2012 Loan is hereby deleted in its entirety and shall, as of the Amendment Effective Date, be amended to read in its entirety as follows:

    “Maturity Date: July 30, 2016”

2. Principal Amount. The Principal Amount referenced in the 2012 Loan is hereby deleted in its entirety and shall, as of the Amendment Effective Date, be amended to read in its entirety as follows:

    “Principal Amount: Up to a maximum of $2,500,000.

3. Conversion Price. As consideration for the Extension and increase to the 2012 Loan, the Borrower and Flux Power Holdings, Inc. (“Flux Power”) hereby agree to amend the Conversion Price from $0.30 to $0.06, which is above the closing trading price of common stock of Flux Power Holdings, Inc. at December 28, 2015. The parties acknowledge and agree that this Section 3 of the Amendment, as of the Amendment Effective Date, supersedes any rights Lender may have under the Loan Conversion Agreement, by and amongst the Lender, Borrower and Flux Power, dated September 3, 2015, as amended.

4. Except as amended hereby, all the terms of the 2012 Loan, as amended, are hereby ratified and acknowledged as being in full force and effect.

5. This Amendment may be executed in two counterparts, each of which shall constitute an original and which, together, shall constitute one and the same instrument. The parties may execute facsimile copies of this Amendment and delivery by facsimile shall be deemed to be delivery of an executed Amendment.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by its authorized representative as of the date set forth above.

BORROWER

Flux Power, Inc.,
a California corporation

/s/ Ronald Dutt
By:	Ronald Dutt
Title:	Chief Executive Officer

LENDER

Esenjay Investments, LLC,

/s/ Howard Willimas
By:	Howard Williams
Title:	Treasurer

Agreed and consented.

Flux Power Holdings, Inc.,
a Nevada corporation

/s/ Ronald Dutt
By:	Ronald Dutt
Title:	Chief Executive Officer

Dated: December 29, 2015